Exhibit 99.1

Connecture Reports Financial Results for Fourth Quarter and Full Year 2016

Completes Additional Investment led by Francisco Partners
Contracted Backlog Grows on Fourth Quarter Sales Activity

BROOKFIELD, Wis. — March 14, 2017 — Connecture, Inc. (Nasdaq: CNXR), a provider of web-based information systems used to create health insurance marketplaces, today announced financial results for the fourth quarter and full year ended December 31, 2016.  Concurrently, the Company announced it has completed an additional investment led by existing shareholder, Francisco Partners, a global private equity firm.

“The fourth quarter of 2016 capped a year of challenges and transitions for the Company,” remarked Jeff Surges, President and CEO of Connecture. “On the positive side, we added notable new logos to our customer base, enabled our clients to experience another successful open and annual enrollment period, and empowered over 20 million Americans to make smarter purchase decisions regarding their health insurance and drug benefits.  However, the uncertain political status of the Affordable Care Act and proposed health plan merger activity created market headwinds which impacted our growth expectations.  Additionally, our profitability significantly suffered from greater than expected resources required to support certain customers through the 2016 enrollment period and disappointing volume in our variable revenue arrangements.  To address the issues impacting our financial results, we implemented substantial cost reductions in the fourth quarter which are expected to meaningfully improve our financial performance beginning in 2017.  With a new leadership team, a laser focus on achieving profitability through an emphasis on fixing our pricing and cost structure, and an expected improvement in the general market conditions, we expect to build upon our customer successes while also improving our financial performance.

Surges added, “We are pleased to also announce the completion of an additional $17.5 million cash investment led by Francisco Partners.  The investment will provide us with the necessary capital to execute our 2017 operating plan and grow our Private Exchange, Enterprise Commercial, and market-leading Medicare business.”

Full Year 2016 Financial Results

•

Total revenue was $81.9 million, decreasing 14.6% compared to $95.8 million in 2015.  Excluding the Enterprise State segment which we are exiting and has only one remaining customer as of December 31, 2016, revenue was $78.4 million compared to $82.5 million in 2015, a decrease of 4.9% primarily due to lower service revenue in our Enterprise Commercial segment.

•

Gross margin was $25.0 million, or 30.5% of total revenue, compared to $45.2 million, or 47.1% of total revenue, in 2015.  The decrease in gross margin was due to lower gross margins in our Enterprise State, Enterprise Commercial and Private Exchange segments.  Gross margin in our Enterprise State segment decreased as we near completion of the wind down of this segment with one remaining customer at December 31, 2016.  Gross margin in our Enterprise Commercial and Private Exchange segments decreased due to the lower service revenue recognized in our Enterprise Commercial segment combined with increased cost of revenue to support customers in both of these segments. Our recent cost reduction actions are expected to contribute substantially to higher gross margins in 2017.

•	Net cash used in operating activities was $24.5 million compared to $16.2 million in 2015.
•

The net increase in cash of $0.8 million includes $49.3 million in net proceeds from the sale of Series A preferred stock in May 2016 less $24.5 million in cash used in operating activities, $4.7 million used for the acquisition of Connected Health in June 2016 and $17.2 million used for the net repayment of debt.

Recent Business Highlights

•

Total contracted backlog at December 31, 2016 was $86.7 million, compared to $82.3 million at September 30, 2016. The sequential increase was due to increased sales activity during the quarter, including significant multi-year sales to a large regional provider sponsored health plan with over 500,000 members and a large national broker aggregator.

•	Annual and Open Enrollment launches of over 50 health insurance carriers, many of whom experienced volume increases over prior years and utilized our new mobile platform.
•	The Company announced the hiring of a new Chief Financial Officer, Vincent Estrada, on January 1, 2017.
•

On March 10, 2017, the Company issued and sold a new class of Series B Convertible Preferred Stock to Francisco Partners and Chrysalis Ventures, both existing shareholders, to secure a $17.5 million investment.  Following the investment, Francisco Partners controls approximately 56% of the Company’s common stock equivalents. In addition, the Company amended its Credit Agreement with Wells Fargo Bank to establish new covenants and re-set its principal repayment terms to provide approximately $2.5 million of additional liquidity in 2017.  For the Series B financing, Connecture was advised by Raymond James and DLA Piper LLP (US), and Francisco Partners was advised by Kirkland & Ellis LLP.

Business Outlook

Connecture is providing guidance for full year 2017 as indicated below:

•

Total revenue is expected to be in the range of $73.0 to $78.0 million.  The guidance reflects the assumed completion of the last Enterprise State contract in 2017 and the non-recurrence of certain deferred revenue recognized in 2016 upon completion of several contractual obligations.  Excluding the impact of these two items, the guidance is for flat to modest revenue growth in 2017.

•

Adjusted EBITDA is expected to be in the range of a ($3.0) million loss to $0.5 million income, and includes the cost reduction actions taken in 2016 combined with further reductions in 2017 which are expected to decrease our total cost of revenue and operating expenses in 2017 by at least $15.0 million.  This reflects a substantial improvement from our ($13.6) million loss in 2016, establishing a new base level from which we expect to improve in subsequent years.

Conference Call

Connecture’s management will host a conference call at 5:00 p.m. EDT on Tuesday, March 14, 2017, to discuss the fourth quarter and full year 2016 results.  The conference call will be accessible by dialing 877-930-8068 (U.S.) or 253-336-8043 (international) and referencing participant code 85989906.  A live webcast of the conference call will also be available on the investor relations section of the Company’s website at investors.connecture.com.

Use of Non-GAAP Measures

To provide additional information regarding Connecture’s financial results, Connecture has disclosed in this press release adjusted gross margin and adjusted EBITDA margin, each a non-GAAP financial measure.  Connecture defines adjusted gross margin as gross margin before depreciation and amortization expense, as well as stock-based compensation expense.  Connecture defines adjusted EBITDA as net income (loss) before net interest, other expense, taxes, depreciation and amortization expense, adjusted to eliminate stock-based compensation and non-cash changes in fair value of contingent consideration and impairments of goodwill, intangible and long-lived assets, if any.

Connecture has included adjusted gross margin and adjusted EBITDA as supplemental financial measures in this press release because they are key measures used by its management and board of directors to understand and evaluate its core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans, and because management believes that they provide useful information in understanding and evaluating Connecture’s operating results.  However, use of adjusted gross margin and adjusted EBITDA as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of Connecture’s financial results as reported under GAAP.  A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in the accompanying tables.

Connecture has also provided forward-looking guidance on adjusted EBITDA.  Connecture is unable to predict with reasonable certainty the ultimate outcome of the exclusions to net income (loss) required to calculate adjusted EBITDA without unreasonable effort.  Therefore, Connecture has not provided guidance for GAAP net loss or reconciliation of the forward-looking adjusted EBITDA guidance to GAAP net income (loss).

About Connecture

Connecture (NASDAQ: CNXR) is a leading web-based consumer shopping, enrollment and retention platform for health insurance distribution. Connecture offers a personalized health insurance shopping experience that recommends the best fit insurance plan based on an individual’s preferences, health status, preferred providers, medications and expected out-of-pocket costs.  Connecture’s customers are health insurance marketplace operators such as health plans, brokers and exchange operators, who must distribute health insurance in a cost-effective manner to a growing number of insured consumers.  Connecture’s solutions automate key functions in the health insurance distribution process, allowing its customers to price and present plan options accurately to consumers and efficiently enroll, renew and manage plan members.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties.  All statements, other than statements of historical facts, contained in this press release, including statements regarding Connecture’s strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, among other things, statements about management’s estimates regarding future market growth, revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Connecture may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and you should not place undue reliance on Connecture’s forward-looking statements.  These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to (1) Connecture’s ability to manage its growth, including accurately planning and forecasting its financial results and hiring, retaining and motivating employees; (2) the competitive environment for Connecture’s business and the market for Connecture’s solutions; (3) Connecture’s ability to maintain historical contract terms; (4) Connecture’s ability to operate its proprietary software, transition to new platforms and provide innovative and high quality software and services; (5) errors, interruptions or delays in Connecture’s services; (6) breaches of Connecture’s security measures; (7) Connecture’s ability to comply with regulatory requirements; (8) technological and regulatory developments; (9) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (10) concentration of ownership of Connecture’s securities with one significant stockholder; and (11) other risks and potential factors that could affect Connecture’s business and financial results identified in Connecture’s filings with the Securities and Exchange Commission (the “SEC”), including Connecture’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q.  The forward-looking statements contained in this press release reflect Connecture’s current views with respect to future events, and Connecture assumes no obligation to update or revise any forward-looking statements except as required by applicable law.

Investor Relations Contact:

Vincent Estrada

Chief Financial Officer

Connecture, Inc.

Phone: 262-432-8210

vestrada@connecture.com

Media Contact:

Jeff Hyman

Channel Marketing Director

Connecture, Inc.

Phone: 818-415-2569

jhyman@connecture.com

Source: Connecture

Connecture, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue	$20,879	$29,139	$81,894	$95,847
Cost of revenue (1)	14,988	12,732	56,895	50,670
Gross margin	5,891	16,407	24,999	45,177
Operating expenses:
Research and development (1)	5,109	4,860	22,297	22,718
Sales and marketing (1)	2,534	1,993	10,410	9,507
General and administrative (1)	3,546	3,616	13,162	14,439
Total operating expenses	11,189	10,469	45,869	46,664
Income (loss) from operations	(5,298)	5,938	(20,870)	(1,487)
Other expenses:
Interest expense	634	1,390	3,485	5,665
Other expense, net	300	132	2,239	140
Income (loss) before income taxes	(6,232)	4,416	(26,594)	(7,292)
Income tax (provision) benefit	-	(93)	60	(51)
Net income (loss)	$(6,232)	$4,323	$(26,534)	$(7,343)
Comprehensive income (loss)	$(6,232)	$4,323	$(26,534)	$(7,343)
Net income (loss) per common share:
Basic	$(0.32)	$0.20	$(1.31)	$(0.34)
Diluted	$(0.32)	$0.19	$(1.31)	$(0.34)
Weighted-average common shares outstanding:
Basic	22,425,517	21,960,077	22,275,256	21,813,407
Diluted	22,425,517	22,784,888	22,275,256	21,813,407

(1) Cost of revenue and operating expenses include following stock-based compensation expense:
Cost of revenue	$130	$184	$689	$922
Research and development	62	479	422	1,379
Sales and marketing	18	146	243	518
General and administrative	343	585	1,308	1,893

Connecture, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$6,208	$5,424
Accounts receivable - net of allowances	8,390	10,792
Prepaid expenses and other current assets	1,153	652
Total current assets	15,751	16,868
Property and equipment, net	1,957	2,109
Goodwill	31,072	26,779
Other intangibles, net	9,188	11,392
Deferred implementation costs	23,257	24,565
Other assets	1,263	976
Total assets	$82,488	$82,689
Liabilities, redeemable preferred stock and stockholders' deficit
Current liabilities:
Accounts payable	$7,387	$6,853
Accrued payroll and related liabilities	4,945	3,560
Other liabilities	1,950	2,188
Current maturities of debt	3,053	1,441
Deferred revenue	31,606	34,049
Total current liabilities	48,941	48,091
Deferred revenue	9,310	18,529
Deferred tax liability	23	23
Long-term debt	29,469	46,964
Other long-term liabilities	235	262
Total liabilities	87,978	113,869
Redeemable preferred stock	51,894	—
Total stockholders' deficit	(57,384)	(31,180)
Total liabilities, redeemable preferred stock and stockholders' deficit	$82,488	$82,689

Connecture, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(26,534)	$(7,343)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,601	5,043
Stock-based compensation expense	2,662	4,712
Other	2,552	970
Changes in operating assets and liabilities:
Accounts receivable	2,831	1,291
Prepaid expenses and other assets	(546)	757
Deferred implementation costs	1,308	(13)
Accounts payable	263	1,856
Accrued expenses and other liabilities	623	(2,306)
Deferred revenue	(12,229)	(21,159)
Net cash used in operating activities	(24,469)	(16,192)
Cash flows from investing activities:
Purchases of property and equipment	(999)	(1,317)
Business acquisition, net of cash acquired	(4,683)	—
Net cash used in investing activities	(5,682)	(1,317)
Cash flows from financing activities:
Net repayments of debt	(17,181)	(4,365)
Proceeds from preferred stock, net	49,251	—
Other	(1,135)	(954)
Net cash provided by (used in) financing activities	30,935	(5,319)
Net increase (decrease) in cash and cash equivalents	784	(22,828)
Cash and cash equivalents - beginning of period	5,424	28,252
Cash and cash equivalents - end of period	$6,208	$5,424

Connecture, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Reconciliation from Gross Margin to Adjusted Gross Margin:
Gross margin	$5,891	$16,407	$24,999	$45,177
Depreciation and amortization	991	974	3,857	3,846
Stock-based compensation expense	130	184	689	922
Adjusted gross margin	$7,012	$17,565	$29,545	$49,945

Reconciliation from Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$(6,232)	$4,323	$(26,534)	$(7,343)
Depreciation and amortization	1,145	1,246	4,601	5,043
Interest expense	634	1,390	3,485	5,665
Other expense, net	300	132	2,239	140
Income taxes	-	93	(60)	51
Stock-based compensation expense	553	1,394	2,662	4,712
Total net adjustments	$2,632	$4,255	$12,927	$15,611
Adjusted EBITDA	$(3,600)	$8,578	$(13,607)	$8,268